UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                                                June 23, 2009

RESOURCES CONNECTION, INC.

Delaware (State or other jurisdiction	0-32113 (Commission	33-0832424 (IRS Employer
of incorporation)	File Number)	Identification No.)

17101 Armstrong Avenue, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                                                                                          (714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company’s Board of Directors recently approved changes to its standing committee structure, effective June 23, 2009, in order to further enhance its corporate governance practices.  Specifically, the Board has bifurcated its joint Corporate Governance, Nominating and Compensation Committee.  The Company’s Board Committees will now consist of (1) an Audit Committee, (2) a Compensation Committee and (3) a Corporate Governance and Nominating Committee.

Pursuant to this reconstituted structure, the following independent members of the Board serve on the Audit Committee:  Neil Dimick, Chairperson, Robert Kistinger and Michael Wargotz.  The following independent members serve on the Compensation Committee:  Jolene Sykes-Sarkis, Chairperson, A. Robert Pisano, Neil Dimick and Michael Wargotz.  The following independent members serve on the Corporate Governance and Nominating Committee:  A. Robert Pisano, Chairperson, Robert Kistinger, Anne Shih and Susan Crawford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: June 23, 2009	By:	/s/ Donald B. Murray
Donald B. Murray
Executive Chairman